UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2006

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)	Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement

On May 26, 2006, Cord Blood America, Inc. (“CBAI”) entered into an agreement with Kings Pointe Capital, Inc. (“KPC”). Pursuant to the agreement, KPC is to provide services to introduce CBAI to sources for capital infusion. If CBAI reaches an agreement to transact business with any such person introduced by KPC, a fee equal to 10% of gross funds raised will be due and payable to KPC upon funding. The agreement can be terminated by either party upon 90 days written notice. In the event of such termination, KPC shall be entitled to 10% of gross funds raised on any transaction between CBAI and any person introduced by KPC consummated within 36 months of the date of termination. The agreement is attached hereto as Exhibit 10.63.

On May 31, 2006, Cord Blood America, Inc. (“CBAI”) entered into an Investment Banking and Advisory Services Agreement with FAE Holdings, Inc. (“FAEH”). Pursuant to the agreement, FAEH is to perform non-exclusive consulting services related to Company acquisitions, Company restructuring, merger candidates, corporate finance and other matters related to the above transactions. In the event that FAEH secures any type of financing for CBAI, a fee equal to 3.5% of the gross amount of funds provided to CBAI will be payable to FAEH. In addition, a fee equal to 2% of any equity transaction introduced by FAEH will be payable to FAEH in the form of restricted shares with full registration rights. The term of the agreement shall be for a period of twelve months unless extended in writing. The agreement can be terminated by either party upon 30 days written notice. CBAI shall not purse any financial relationship with any entity introduced by FAEH for two years after the termination of FAEH’s services without prior written consent. Should FAEH be circumvented by CBAI without prior written consent, FAEH shall be paid a closing fee of fifty percent of the total value of consideration realized by CBAI on the date such transaction transpires. The agreement is attached hereto as Exhibit 10.64.

On May 31, 2006, Cord Blood America, Inc. (“CBAI”) entered into an agreement with 1st SB Partners, LTD (“1st SB”). Pursuant to the agreement, 1st SB is to provide services to introduce CBAI to candidates for funding sources. If CBAI executes a term sheet or funding proposal with a funding source introduced by 1st SB, a fee of 10% of the aggregate number of shares of common stock issued in connection with the funding would be payable to 1st SB in the form of warrants at an exercise price equal to the effective stock price per share paid in each funding. In the instance of a convertible security, the exercise price of each warrant shall be equal to the conversion price of the convertible security. In addition, CBAI shall pay to 1st SB, 6% of gross funding as funding occurs. This agreement shall be for a term of six months. CBAI must receive prior written consent by 1st SB in order to conduct a transaction with any funding source introduced by 1st SB for three years from the termination of this agreement. The agreement is attached hereto as Exhibit 10.65.

ITEM 9.01

Financial Statements and Exhibits

(c)

Exhibits

10.63

Agreement by and between Cord Blood America, Inc. and Kings Pointe Capital, Inc. dated May 26, 2006

10.64

Investment Banking and Advisory Services Agreement by and between Cord Blood America, Inc. and FAE Holdings, Inc. dated May 31, 2006

10.65

Agreement by and between Cord Blood America, Inc. and First SB Partners, LTD dated May 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

By:	/s/ SANDRA D. SMITH
Sandra D. Smith,
Chief Financial Officer

Date:  June 1, 2006

Exhibit Index

Exhibit Number	Exhibit
10.63	Agreement by and between Cord Blood America, Inc. and Kings Pointe Capital, Inc. dated May 26, 2006
10.64	Investment Banking and Advisory Services Agreement by and between Cord Blood America, Inc. and FAE Holdings, Inc. dated May 31, 2006
10.65	Agreement by and between Cord Blood America, Inc. and First SB Partners, LTD dated May 31, 2006